UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2006

KEMET Corporation
(Exact Name of Registrant As Specified In Charter)

Delaware	0-20289	57-0923789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC 29681
(Address of Principal Executive Offices, including  Zip Code)

(864) 963-6300
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into Material Definitive Agreements.

See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of (i)  the Registration Rights Agreement dated as of November 1, 2006 (the “Registration Rights Agreement”) between the Company and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (the “Initial Purchasers”) and (ii) the Indenture, dated as of November 1, 2006 (the “Indenture”) between the Company, as issuer, and Wilmington Trust Company, as trustee, governing the terms of the Company’s $160.0 million aggregate principal amount of 2.25% Convertible Senior Notes Due 2026 (the “Notes”).

Item 2.03                                    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The closing of the sale of the Notes occurred on November 1, 2006. The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold to the Initial Purchasers on a private placement basis in reliance on the exemption from registration provided by Section 4(2) of the Securities Act provided by Rule 144A. Pursuant to the Registration Rights Agreement, the Company agreed, as promptly as practicable, but in no event more than 120 days after the original issuance of the Notes, to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the Company’s common stock (the “Common Stock”) issuable upon conversion of the Notes. In addition, the Company agreed to use its commercially reasonable efforts to cause the shelf registration statement to become effective no later than April 30, 2007.

Under the Indenture, the Company issued the Notes, which bear interest at 2.25% per annum on the principal amount from November 1, 2006, payable semi-annually in arrears in cash on May 15 and November 15 each year, beginning May 15, 2007. The Notes will mature on November 15, 2026. The Notes are unsubordinated unsecured obligations and rank equally with the Company’s existing and future unsubordinated and unsecured obligations and are junior to any of the Company’s future secured obligations to the extent of the value of the collateral securing such obligations. The Notes are not guaranteed by, and are structurally subordinate in right of payment to, all obligations of the Company’s subsidiaries.

At any time on or after November 20, 2011, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest, including additional interest, if any. A holder of Notes may require the Company to repurchase some or all of the holder’s Notes for cash upon the occurrence of a fundamental change and on each of November 15, 2011, 2016 and 2021 at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, in each case.

The Notes are convertible into (i) cash in an amount equal to the lesser of the principal amount of the Notes and the conversion value of the Notes on the conversion date and (ii) cash or shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s option, to the extent the conversion value at that time exceeds the principal amound of the Notes, at any time prior to the close of business on the business day immediately preceding the maturity date of the Notes, unless the Company has redeemed or purchased the Notes, subject to certain conditions. The conversion rate with respect to a Note is initially 103.0928 shares of Common Stock per $1,000 principal amount, which represents an initial conversion price of approximately $9.70 per share, subject to adjustments. The holder may surrender the holder’s Notes for conversion if any of the following conditions is satisfied:

•                          During any fiscal quarter, if the closing sale price of the Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter exceeds 130% of the conversion price per share on such last trading day;

•                          If the Company has called the Notes for redemption;

•                          If the average of the trading prices of the Notes for any five consecutive trading day period is less than 98% of the average of the conversion values of the Notes during that period;

•                          If the Company makes certain significant distributions to the holders of the Common Stock; or

•                          In connection with a transaction or event constituting a fundamental change.

Upon conversion, the Company will have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock. At any time on or prior to the 21st trading day preceding November 15, 2026, the Company may irrevocably elect to satisfy in cash its conversion obligation with respect to the principal amount of the Notes to be converted after the date of such election, with any remaining amount to be satisfied, at the Company’s option, in cash, shares of Common Stock or a combination thereof.

If applicable, the Company will pay a make-whole premium on Notes converted in connection with any fundamental change that occurs on or prior to November 20, 2011. The amount of the make-whole premium, if any, will be based on the Company’s stock price and the effective date of the fundamental change. The maximum make-whole premium, expressed as a number of additional shares of the Common Stock to be received per $1,000 principal amount of the Notes, would be 30.95 upon the conversion of Notes in connection with the occurrence of a fundamental change any of November 1, 2006, November 15 of each of 2007, 2008, 2009 or 2010, respectively, or November 20, 2011 if the stock price at that date is $7.46 per share of Common Stock. The Indenture contains a detailed description of how the make-whole premium will be determined and a table showing the make-whole premium that would apply at various stock prices and fundamental change effective dates based on assumed interest and conversion rates. No make-whole premium will be paid if the price of the Common Stock on the effective date of the fundamental change is less than $7.46. Any make-whole premium will be payable in shares of Common Stock (or the consideration into which the Common Stock has been exchanged in the fundamental change) on the conversion date for the Notes converted in connection with the fundamental change.

The description of the provisions of the Registration Rights Agreement and the Indenture set forth above is qualified in its entirety by reference to the full and complete terms set forth in the Registration Rights Agreement and the Indenture, copies of which will be filed as exhibits to a future filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMET Corporation
(Registrant)

Date: November 3, 2006	David E. Gable
Senior Vice President and Chief Financial Officer